UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report: May 13, 2009
(Date of earliest event reported)

CAVALIER HOMES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9792 (Commission File Number)	63-0949734 (IRS Employer Identification No.)

32 Wilson Boulevard 100 Addison, Alabama (Address of Principal Executive Offices)	35540 (Zip Code)

(256) 747-9800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 13, 2009, Cavalier Homes, Inc. (“Company”) and the members of the Cavalier Homes Committee for Change (the “Committee”) including, Legacy Housing, LTD., GPLH, LC, Shipley Brothers, LTD., K-Shipley, LLC, D-Shipley, LLC, B-Shipley, LLC, Federal Investors Servicing, LTD, Federal Investors Management, L.C., Kenneth E. Shipley, Curtis D. Hodgson, Douglas M. Shipley, Billy G. Shipley and Michael R. O’Connor (each, a “Committee Member,” and collectively, the “Committee Members”) entered into an agreement (the “Settlement Agreement”) to settle the proxy contest pertaining to the election of directors to the Board at the Company’s 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”).

Pursuant to the terms of the Settlement Agreement, the Company has agreed to (i) increase the number of seats on its Board from eight to ten, (ii) appoint Curtis D. Hodgson and Kenneth E. Shipley (the “New Directors”) to serve as directors of the Company for a term to end no earlier than the Company’s 2009 Annual Meeting, and (iii) nominate the New Directors, along with the current members of the Company’s Board, for election as directors of the Company for terms expiring at the Company’s 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”) or until their successors are duly elected and qualified.

The Company has also agreed that its Board will recommend that the Company’s stockholders vote in favor of and solicit proxies for the New Directors at the 2009 Annual Meeting.

In addition, the Company further agreed not to increase the size of the Board to more than ten directors at any time before the 2010 Annual Meeting unless approved by a majority of independent directors and at least one of the New Directors. Until the second anniversary of the Settlement Agreement, if any director who is not a New Director retires from the Board as a result of such director having reached his seventieth birthday, any vacancy on the Board created by such retirement shall not be filled. In the event that any New Director leaves the Board prior to the 2010 annual meeting, the Committee shall be entitled to recommend to the Board replacement director(s), and the Board shall not unreasonably withhold acceptance of any such replacement director(s).

In exchange, Curtis D. Hodgson has irrevocably withdrawn his notice to the Company of his intention to nominate Michael R. O’Connor at the 2009 Annual Meeting and his demand to inspect certain of the Company’s books and records, and the Committee has agreed to immediately cease all efforts related to its own proxy solicitation. Committee Members have also agreed to cause or instruct the record owner to cause all shares of the Company’s common stock beneficially owned by them to be present and voted for all of the directors nominated by the Board for election at the 2009 Annual Meeting.

In addition, the Company has agreed, within five business days of receiving reasonable documentation with respect to such expenses, to reimburse the Committee in an amount equal to the Committee’s actual out-of-pocket expenses incurred prior to the date of the Settlement Agreement in connection with the proxy contest, including the preparation of related filings with the Securities and Exchange Commission (the “SEC”) and the fees and disbursements of counsel and other advisors, up to a maximum reimbursement of $200,000.

Furthermore, so long as any of the New Directors or their designated replacements are members of the Board, each of the Committee and each Committee Member agree that neither they nor any of their respective affiliates will, without consent of the Board: (i) participate in the “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC), (ii) seek to advise or influence any Person with respect to the voting of any securities of the Company, (iii) form, join or in any way participate in a “group” as defined under Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), with respect to the securities of the Company and (iv) initiate, propose or otherwise “solicit” (as such term is used in the proxy rules of the SEC) the Company’s stockholders for the approval of stockholder proposals whether made pursuant to Rule 14a-8 or Rule 14a-4 under the Exchange Act.

The New Directors have each additionally agreed that while serving as directors of the Company and for a period of one year following his resignation or departure from the Board, he would not use any confidential information learned in his capacity as a Board member in any way that would be competitive to the Company.

The Company and the Committee Members have additionally agreed to a mutual release of claims arising in respect of, or in connection with, the nomination and election of directors at the 2009 Annual Meeting.

In connection with the Settlement Agreement and to allow adequate time for the Company to properly notify the Company’s stockholders of its newly proposed slate of directors, the 2009 Annual Meeting has been postponed until May 26, 2009, beginning at 2:00 P.M., Central Daylight Time, at The Summit Club at the Regions-Harbert Plaza, 1901 6th Avenue North, Suite 3100, Birmingham, Alabama 35203.

The Agreement is attached hereto as Exhibit 10.1 and incorporated into this Item 1.01 by reference. The foregoing summary description of the Agreement is qualified in its entirety by reference to the Agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)           Pursuant to the Settlement Agreement, effective May 13, 2009, by and between the Company and the Committee as described in Item 1.01, the Board of Directors of the Company appointed Curtis D. Hodgson and Kenneth E. Shipley to serve as directors of the Company to serve in such capacity until the 2009 Annual Meeting or until their successors are duly elected and qualified. As of these appointments, the Company’s Board of Directors is comprised of ten members, including Mr. Hodgson and Mr. Shipley.

Curtis D. Hodgson, age 54, was appointed to the Board of Directors in 2009. Mr. Hodgson (i) co-founded Legacy Housing, LTD. (“Legacy”) in May 2005, (ii) has served as vice president and secretary of GLPH, LC (“GLPH”), the general partner of Legacy, since May 2005 and (iii) has been the sole stockholder and president of Cusach, Inc., a wholesaler and retailer of manufactured homes, since 1980. Mr. Hodgson has a Bachelor of Science degree from the University of Michigan and received his J.D. from the University of Texas.

Kenneth E. Shipley, age 50, was appointed to the Board of Directors in 2009. Mr. Shipley (i) co-founded Legacy in May 2005, (ii) has served as manager, president and assistant secretary of GLPH since May 2005, (iii) has served as manager and president of K-Shipley, the general partner of Shipley Brothers, LTD., since March 2001, (iv) has served as manager of Federal Investors Management, L.C., the general partner of Federal Investors Servicing, LTD., a company that primarily engages in the business of mobile home financing, since 1990, and (v) has been the owner and operator of Bell Mobile Homes, a wholesaler and retailer of manufactured homes in Levelland, Texas, since 1981.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

10.1
Settlement Agreement, dated as of May 13, 2009, by and between Cavalier Homes, Inc. and the members of the Cavalier Homes Committee for Change including, Legacy Housing, LTD., GPLH, LC, Shipley Brothers, LTD., K-Shipley, LLC, D-Shipley, LLC, B-Shipley, LLC, Federal Investors Servicing, LTD, Federal Investors Management, L.C., Kenneth E. Shipley, Curtis D. Hodgson, Douglas M. Shipley, Billy G. Shipley and Michael R. O’Connor.

99.1	Cavalier Homes, Inc. press release dated May 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAVALIER HOMES, INC. (Registrant)
Date: May 14, 2009	By:	/s/ MICHAEL R. MURPHY
Michael R. Murphy Chief Financial Officer